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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8) pertaining to the Medwave, Inc. Amended and Restated Stock Option Plan of our report dated June 21, 2002, with respect to the April 30, 2002 and 2001 financial statements of Medwave, Inc. included in its Annual Report (Form 10-K for the year ended April 30, 2003), filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 11, 2003

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Consent of Independent Auditors